Exhibit 10.12

AMENDMENT TO

FIRST MID-ILLINOIS BANCSHARES, INC.

2007 STOCK INCENTIVE PLAN

March 3, 2010

WHEREAS, First Mid-Illinois Bancshares, Inc. (the “Company”) adopted the First Mid-Illinois Bancshares, Inc. 2007 Stock Incentive Plan (the “Plan”) as of February 27, 2007, subject to approval by Company stockholders at the Company’s annual meeting of stockholders held on May 23, 2007.

WHEREAS, pursuant to Section 15(a) of the Plan, the Board of Directors deems it advisable and in the best interest of the Company to amend the Plan as set forth herein.

NOW, THEREFORE, the Plan is hereby amended as set forth below.  Capitalized terms used but not defined in this Plan have the respective meanings assigned to them in the Plan.

1.	Amendment

Section 2(a) of the Plan is hereby amended and restated in its entirety to read as follows:

2.           Administration of the Plan

(a) The Committee.  The Plan shall be administered by a Committee consisting of the entire Board, or if the Board so delegates, by a sub-committee of the Board which shall be comprised of two or more directors who are “outside directors” (within the meaning of Code Section 162(m)) and “non-employee directors” (within the meaning of Rule 16b-3 under the Exchange Act).  The Committee shall have sole authority to:

(i) select the directors, employees, consultants and advisors to whom the Awards shall be granted under the Plan;

(ii) establish the timing, amount and conditions of each such Award and other limitations, restrictions, terms and conditions applicable to each such Award;

(iii) prescribe any legend to be affixed to certificates representing such Awards;

(iv) interpret the Plan; and

(v) adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan.

All decisions made by the Committee in administering the Plan shall be final.  No member of the Board or the Committee shall be liable for any action taken or determination made hereunder in good faith.”

2.           Interpretation

Upon adoption hereof, each reference in the Plan to “this Plan,” “hereby,” “hereunder,” “herein,” “hereof” or words of like import referring to the Plan shall mean and refer to the Plan as amended by this amendment.  Any and all notices, requests, certificates and other instruments executed and delivered prior to, on or after the date of this amendment may refer to the Plan without making specific reference to this amendment, but nevertheless all references to the Plan shall be a reference to such document as amended hereby.